UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2011, we held an annual meeting of stockholders.  A total of 20,567,250 shares of our common stock were outstanding as of April 7, 2011, the record date for the annual meeting.  The first matter acted upon at the annual meeting was the election of two Class III directors of our board of directors.  Our stockholders elected Adrian F. Kruse and John S. Stafford, Jr. as members of our board of directors as Class III directors for a three-year term.  The final results of the vote, as reported by our inspector of elections, were as follows:

Nominee	For	Withheld
Adrian F. Kruse	12,817,520	152,073
John S. Stafford, Jr.	12,863,065	106,528

The second matter acted upon at the annual meeting was an advisory vote on the approval of executive compensation.  Our stockholders approved, on an advisory basis, the compensation of individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2010 proxy statement pursuant to the compensation disclosure rules of the SEC.  The final results of the vote, as reported by our inspector of elections, were as follows:

For	Against	Abstain
12,322,869	623,102	23,622

The third matter acted upon at the annual meeting was an advisory vote on the approval of the frequency of holding stockholder votes on the approval of executive compensation.  Our stockholders selected, on an advisory basis, “One Year” on the frequency of advisory votes on executive compensation.  The final results of the vote, as reported by our inspector of elections, were as follows:

Three Years	Two Years	One Year	Abstain
1,032,477	3,472,114	8,435,935	29,067

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:/s/ Richard P. Moberg
Richard P. Moberg
Co-President and co-Chief Executive Officer
Date: June 1, 2011